Press Release August 6, 2014

HollyFrontier Corporation Reports Quarterly Net Income and Announces Special and Regular Cash Dividends

Dallas, Texas, August 6, 2014 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported second quarter net income attributable to HollyFrontier stockholders of $176.4 million or $0.89 per diluted share for the quarter ended June 30, 2014, compared to $257.0 million or $1.27 per diluted share for the quarter ended June 30, 2013.

HollyFrontier also announced today that its Board of Directors declared a special cash dividend in the amount of $0.50 per share, payable on September 15, 2014 to holders of record of common stock on August 27, 2014. In addition, the Board of Directors approved a regular quarterly dividend of $0.32 per share. This dividend will be paid on September 25, 2014 to holders of record of common stock on September 2, 2014.

For the second quarter, net income attributable to our stockholders decreased by $80.6 million compared to the same period of 2013, principally reflecting lower second quarter refining margins. Refinery gross margins were $14.54 per produced barrel, a 28% decrease compared to $20.28 for the second quarter of 2013. Production levels averaged approximately 463,000 barrels per day (“BPD”) and crude oil charges averaged approximately 439,000 BPD for the current quarter. Operating expenses for the quarter were $271.7 million or $5.69 per barrel compared to $277.5 million or $6.09 per barrel for the second quarter of last year.

HollyFrontier’s President & CEO, Mike Jennings, commented, “We are pleased with our consistent refining operations and financial results for the quarter. Although refined product margins decreased compared to the prior year quarter, our margins are healthy and we expect further growth in North American crude oil production to continue to provide us with a structural crude advantage. Looking forward, this crude oil dynamic should favorably affect our operating margins and support our capital allocation strategy of providing significant cash distributions to our shareholders while also investing opportunistically in our growth.”

For the second quarter of 2014, net cash provided by operations totaled $326.6 million. During the period, we declared $0.32 regular (a 7% increase from our previous regular dividend of $0.30) and $0.50 special dividends to shareholders totaling approximately $163.0 million. At June 30, 2014, our combined balance of cash and short-term investments totaled $1.8 billion and our consolidated debt was $1.0 billion. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $188.6 million at June 30, 2014. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

During the second quarter of 2014, we wrote down several assets, primarily at our Navajo, Cheyenne and Tulsa refineries, to the estimated net realizable value resulting in pre-tax charges of $31.0 million.  These charges resulted from our decision to sell, cease operating or no longer use certain assets.

The Company has scheduled a webcast conference call for today, August 6, 2014, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1038354. An audio archive of this webcast will be available using the above noted link through August 20, 2014.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2013
	2014	2013	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$5,372,600	$5,298,848	$73,752	1%
Operating costs and expenses:
Cost of products sold	4,674,846	4,456,808	218,038	5
Operating expenses	271,654	277,542	(5,888)	(2)
General and administrative expenses	28,365	34,000	(5,635)	(17)
Depreciation and amortization	101,390	70,492	30,898	44
Total operating costs and expenses	5,076,255	4,838,842	237,413	5
Income from operations	296,345	460,006	(163,661)	(36)
Other income (expense):
Loss of equity method investments	(908)	(1,089)	181	(17)
Interest income	1,184	778	406	52
Interest expense	(10,136)	(19,794)	9,658	(49)
Loss on early extinguishment of debt	—	(22,109)	22,109	(100)
	(9,860)	(42,214)	32,354	(77)
Income before income taxes	286,485	417,792	(131,307)	(31)
Income tax provision	101,332	152,043	(50,711)	(33)
Net income	185,153	265,749	(80,596)	(30)
Less net income attributable to noncontrolling interest	8,724	8,768	(44)	(1)
Net income attributable to HollyFrontier stockholders	$176,429	$256,981	$(80,552)	(31)%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$0.89	$1.27	$(0.38)	(30)%
Diluted	$0.89	$1.27	$(0.38)	(30)%
Cash dividends declared per common share	$0.82	$0.80	$0.02	3%
Average number of common shares outstanding:
Basic	198,139	201,543	(3,404)	(2)%
Diluted	198,380	201,905	(3,525)	(2)%
EBITDA	$388,103	$520,641	$(132,538)	(25)%

	Six Months Ended June 30,		Change from 2013
	2014	2013	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$10,163,653	$10,006,637	$157,016	2%
Operating costs and expenses:
Cost of products sold	8,813,466	8,249,343	564,123	7
Operating expenses	545,620	542,641	2,979	1
General and administrative expenses	55,288	63,198	(7,910)	(13)
Depreciation and amortization	181,938	142,254	39,684	28
Total operating costs and expenses	9,596,312	8,997,436	598,876	7
Income from operations	567,341	1,009,201	(441,860)	(44)
Other income (expense):
Loss of equity method investments	(1,709)	(1,030)	(679)	66
Interest income	2,589	2,309	280	12
Interest expense	(22,483)	(41,114)	18,631	(45)
Loss on early extinguishment of debt	(7,677)	(22,109)	14,432	(65)
	(29,280)	(61,944)	32,664	(53)
Income before income taxes	538,061	947,257	(409,196)	(43)
Income tax provision	188,946	338,137	(149,191)	(44)
Net income	349,115	609,120	(260,005)	(43)
Less net income attributable to noncontrolling interest	20,625	18,470	2,155	12
Net income attributable to HollyFrontier stockholders	$328,490	$590,650	$(262,160)	(44)%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.65	$2.91	$(1.26)	(43)%
Diluted	$1.65	$2.91	$(1.26)	(43)%
Cash dividends declared per common share	$1.62	$1.60	$0.02	1%
Average number of common shares outstanding:
Basic	198,217	202,131	(3,914)	(2)%
Diluted	198,408	202,485	(4,077)	(2)%
EBITDA	$726,945	$1,131,955	$(405,010)	(36)%

Balance Sheet Data

	June 30,	December 31,
	2014	2013
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$1,797,970	$1,665,263
Working capital	$2,268,436	$2,221,954
Total assets	$10,458,383	$10,056,739
Long-term debt	$1,027,885	$997,519
Total equity	$6,666,619	$6,609,398

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2014
Sales and other revenues	$5,361,914	$75,024	$506	$(64,844)	$5,372,600
Depreciation and amortization	$83,840	$15,477	$2,280	$(207)	$101,390
Income (loss) from operations	$292,214	$32,464	$(27,802)	$(531)	$296,345
Capital expenditures	$92,334	$18,178	$9,976	$—	$120,488

Three Months Ended June 30, 2013
Sales and other revenues	$5,286,881	$75,121	$234	$(63,388)	$5,298,848
Depreciation and amortization	$53,443	$15,619	$1,637	$(207)	$70,492
Income (loss) from operations	$458,777	$34,392	$(32,646)	$(517)	$460,006
Capital expenditures	$74,866	$11,848	$12,125	$—	$98,839

Six Months Ended June 30, 2014
Sales and other revenues	$10,136,994	$162,036	$1,621	$(136,998)	$10,163,653
Depreciation and amortization	$147,381	$30,661	$4,310	$(414)	$181,938
Income (loss) from operations	$543,423	$78,329	$(53,357)	$(1,054)	$567,341
Capital expenditures	$192,277	$38,782	$13,710	$—	$244,769

Six Months Ended June 30, 2013
Sales and other revenues	$9,979,307	$151,605	$797	$(125,072)	$10,006,637
Depreciation and amortization	$110,613	$29,368	$2,687	$(414)	$142,254
Income (loss) from operations	$1,000,979	$67,866	$(58,618)	$(1,026)	$1,009,201
Capital expenditures	$138,498	$16,861	$15,444	$—	$170,803

June 30, 2014
Cash, cash equivalents and total investments in marketable securities	$3,794	$6,066	$1,788,110	$—	$1,797,970
Total assets	$7,442,830	$1,416,952	$1,905,000	$(306,399)	$10,458,383
Long-term debt	$—	$839,253	$188,632	$—	$1,027,885

December 31, 2013
Cash, cash equivalents and total investments in marketable securities	$1,860	$6,352	$1,657,051	$—	$1,665,263
Total assets	$7,094,558	$1,413,908	$1,881,119	$(332,846)	$10,056,739
Long-term debt	$—	$807,630	$189,889	$—	$997,519

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	266,080	205,770	260,590	223,030
Refinery throughput (BPD) (2)	283,300	226,010	275,150	246,250
Refinery production (BPD) (3)	280,060	220,770	270,670	240,380
Sales of produced refined products (BPD)	272,470	213,240	259,920	227,810
Sales of refined products (BPD) (4)	279,840	261,950	271,730	257,870
Refinery utilization (5)	102.3%	79.1%	100.2%	85.8%

Average per produced barrel (6)
Net sales	$117.68	$118.05	$115.59	$117.25
Cost of products (7)	104.67	97.07	101.85	95.39
Refinery gross margin	13.01	20.98	13.74	21.86
Refinery operating expenses (8)	4.84	6.12	5.29	5.97
Net operating margin	$8.17	$14.86	$8.45	$15.89

Refinery operating expenses per throughput barrel (9)	$4.65	$5.77	$5.00	$5.52

Feedstocks:
Sweet crude oil	72%	72%	73%	72%
Sour crude oil	6%	3%	5%	4%
Heavy sour crude oil	16%	16%	17%	15%
Other feedstocks and blends	6%	9%	5%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	44%	44%	46%	46%
Diesel fuels	36%	33%	33%	32%
Jet fuels	7%	8%	8%	8%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	3%	2%	3%
Lubricants	4%	4%	4%	4%
LPG and other	6%	7%	6%	6%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	102,570	104,910	99,400	88,160
Refinery throughput (BPD) (2)	113,840	115,230	111,240	97,760
Refinery production (BPD) (3)	111,080	114,410	108,880	94,410
Sales of produced refined products (BPD)	110,140	110,830	107,390	91,110
Sales of refined products (BPD) (4)	119,060	119,740	114,670	104,860
Refinery utilization (5)	102.6%	104.9%	99.4%	88.2%

Average per produced barrel (6)
Net sales	$121.74	$117.03	$118.98	$118.95
Cost of products (7)	105.44	100.70	103.68	98.40
Refinery gross margin	16.30	16.33	15.30	20.55
Refinery operating expenses (8)	4.97	5.10	5.28	6.25
Net operating margin	$11.33	$11.23	$10.02	$14.30

Refinery operating expenses per throughput barrel (9)	$4.81	$4.91	$5.10	$5.82

Feedstocks:
Sweet crude oil	8%	8%	6%	5%
Sour crude oil	81%	70%	79%	74%
Heavy sour crude oil	1%	13%	4%	12%
Other feedstocks and blends	10%	9%	11%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	50%	54%	50%
Diesel fuels	39%	40%	38%	39%
Fuel oil	4%	5%	4%	6%
Asphalt	1%	2%	1%	2%
LPG and other	3%	3%	3%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	70,310	70,780	67,660	69,850
Refinery throughput (BPD) (2)	75,450	77,260	73,150	75,730
Refinery production (BPD) (3)	72,150	73,540	70,110	73,200
Sales of produced refined products (BPD)	76,060	73,890	73,660	73,150
Sales of refined products (BPD) (4)	78,510	75,100	76,750	76,810
Refinery utilization (5)	84.7%	85.3%	81.5%	84.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$116.90	$116.66	$113.89	$112.53
Cost of products (7)	99.41	92.46	97.07	89.55
Refinery gross margin	17.49	24.20	16.82	22.98
Refinery operating expenses (8)	9.74	7.47	9.40	7.78
Net operating margin	$7.75	$16.73	$7.42	$15.20

Refinery operating expenses per throughput barrel (9)	$9.82	$7.14	$9.47	$7.51

Feedstocks:
Sweet crude oil	43%	42%	43%	43%
Sour crude oil	1%	1%	1%	1%
Heavy sour crude oil	33%	35%	32%	34%
Black wax crude oil	16%	14%	16%	14%
Other feedstocks and blends	7%	8%	8%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	51%	54%	55%
Diesel fuels	32%	35%	32%	31%
Fuel oil	1%	1%	1%	1%
Asphalt	7%	5%	6%	6%
LPG and other	6%	8%	7%	7%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	438,960	381,460	427,650	381,040
Refinery throughput (BPD) (2)	472,590	418,500	459,540	419,740
Refinery production (BPD) (3)	463,290	408,720	449,660	407,990
Sales of produced refined products (BPD)	458,670	397,960	440,970	392,070
Sales of refined products (BPD) (4)	477,410	456,790	463,150	439,540
Refinery utilization (5)	99.1%	86.1%	96.5%	86.0%

Average per produced barrel (6)
Net sales	$118.53	$117.51	$116.13	$116.77
Cost of products (7)	103.99	97.23	101.50	95.00
Refinery gross margin	14.54	20.28	14.63	21.77
Refinery operating expenses (8)	5.69	6.09	5.97	6.38
Net operating margin	$8.85	$14.19	$8.66	$15.39

Refinery operating expenses per throughput barrel (9)	$5.52	$5.79	$5.73	$5.95

Feedstocks:
Sweet crude oil	52%	49%	52%	51%
Sour crude oil	23%	21%	22%	20%
Heavy sour crude oil	15%	19%	16%	17%
Black wax crude oil	3%	2%	3%	3%
Other feedstocks and blends	7%	9%	7%	9%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Consolidated
Sales of produced refined products:
Gasolines	48%	47%	49%	49%
Diesel fuels	36%	35%	34%	33%
Jet fuels	4%	4%	5%	5%
Fuel oil	2%	2%	2%	2%
Asphalt	3%	3%	3%	3%
Lubricants	2%	3%	2%	2%
LPG and other	5%	6%	5%	6%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization and pension settlement costs.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization and pension settlement costs, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)

Net income attributable to HollyFrontier stockholders	$176,429	$256,981	$328,490	$590,650
Add income tax provision	101,332	152,043	188,946	338,137
Add interest expense (1)	10,136	41,903	30,160	63,223
Subtract interest income	(1,184)	(778)	(2,589)	(2,309)
Add depreciation and amortization	101,390	70,492	181,938	142,254
EBITDA	$388,103	$520,641	$726,945	$1,131,955

(1) Includes loss on early extinguishment of debt of $7.7 million for the six months ended June 30, 2014, and $22.1 million for the three and six months ended June 30, 2013.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$118.53	$117.51	$116.13	$116.77
Times sales of produced refined products (BPD)	458,670	397,960	440,970	392,070
Times number of days in period	91	91	181	181
Produced refined product sales	$4,947,320	$4,255,549	$9,268,982	$8,286,545

Total produced refined product sales	$4,947,320	$4,255,549	$9,268,982	$8,286,545
Add refined product sales from purchased products and rounding (1)	203,724	656,271	473,338	1,065,978
Total refined product sales	5,151,044	4,911,820	9,742,320	9,352,523
Add direct sales of excess crude oil (2)	170,634	322,524	336,041	558,774
Add other refining segment revenue (3)	40,236	52,537	58,633	68,010
Total refining segment revenue	5,361,914	5,286,881	10,136,994	9,979,307
Add HEP segment sales and other revenues	75,024	75,121	162,036	151,605
Add corporate and other revenues	506	234	1,621	797
Subtract consolidations and eliminations	(64,844)	(63,388)	(136,998)	(125,072)
Sales and other revenues	$5,372,600	$5,298,848	$10,163,653	$10,006,637

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$103.99	$97.23	$101.50	$95.00
Times sales of produced refined products (BPD)	458,670	397,960	440,970	392,070
Times number of days in period	91	91	181	181
Cost of products for produced products sold	$4,340,435	$3,521,122	$8,101,280	$6,741,644

Total cost of products for produced products sold	$4,340,435	$3,521,122	$8,101,280	$6,741,644
Add refined product costs from purchased products sold and rounding (1)	204,924	645,797	473,160	1,039,837
Total cost of refined products sold	4,545,359	4,166,919	8,574,440	7,781,481
Add crude oil cost of direct sales of excess crude oil (2)	163,831	319,653	330,114	545,921
Add other refining segment cost of products sold (4)	29,398	32,539	43,756	44,878
Total refining segment cost of products sold	4,738,588	4,519,111	8,948,310	8,372,280
Subtract consolidations and eliminations	(63,742)	(62,303)	(134,844)	(122,937)
Costs of products sold (exclusive of depreciation and amortization)	$4,674,846	$4,456,808	$8,813,466	$8,249,343

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.69	$6.09	$5.97	$6.38
Times sales of produced refined products (BPD)	458,670	397,960	440,970	392,070
Times number of days in period	91	91	181	181
Refinery operating expenses for produced products sold	$237,495	$220,545	$476,499	$452,755

Total refinery operating expenses for produced products sold	$237,495	$220,545	$476,499	$452,755
Add refining segment pension settlement costs	—	23,773	—	23,773
Add other refining segment operating expenses and rounding (5)	9,777	11,232	21,381	18,907
Total refining segment operating expenses	247,272	255,550	497,880	495,435
Add HEP segment operating expenses	24,567	22,010	47,379	48,039
Add corporate and other costs	179	343	1,047	(138)
Subtract consolidations and eliminations	(364)	(361)	(686)	(695)
Operating expenses (exclusive of depreciation and amortization)	$271,654	$277,542	$545,620	$542,641

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$8.85	$14.19	$8.66	$15.39
Add average refinery operating expenses per produced barrel	5.69	6.09	5.97	6.38
Refinery gross margin per barrel	14.54	20.28	14.63	21.77
Add average cost of products per produced barrel sold	103.99	97.23	101.50	95.00
Average sales price per produced barrel sold	$118.53	$117.51	$116.13	$116.77
Times sales of produced refined products (BPD)	458,670	397,960	440,970	392,070
Times number of days in period	91	91	181	181
Produced refined product sales	$4,947,320	$4,255,549	$9,268,982	$8,286,545

Total produced refined product sales	$4,947,320	$4,255,549	$9,268,982	$8,286,545
Add refined product sales from purchased products and rounding (1)	203,724	656,271	473,338	1,065,978
Total refined product sales	5,151,044	4,911,820	9,742,320	9,352,523
Add direct sales of excess crude oil (2)	170,634	322,524	336,041	558,774
Add other refining segment revenue (3)	40,236	52,537	58,633	68,010
Total refining segment revenue	5,361,914	5,286,881	10,136,994	9,979,307
Add HEP segment sales and other revenues	75,024	75,121	162,036	151,605
Add corporate and other revenues	506	234	1,621	797
Subtract consolidations and eliminations	(64,844)	(63,388)	(136,998)	(125,072)
Sales and other revenues	$5,372,600	$5,298,848	$10,163,653	$10,006,637

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510